UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - FEBRUARY 13, 2007

WIRELESS AGE COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	001-31338	98-0336674
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

1408 Broad Street
Regina, Saskatchewan Canada S4R 1Y8
(Address of principal executive offices)

(306) 535-7444
(Registrant’s telephone number, including area code)

6200 Tomken Road, Unit A, Mississauga, Ontario Canada L5T 1X7
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Table of Contents

Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Material Events

Item 5.02: Departure of Directors or Principal Officer.

On February 13, 2007, David Charles Valliere voluntarily resigned as a member of the Board of Directors of Wireless Age Communications, Inc. (the “Company”). David Valliere served as a Director since August 24, 2006 and was a member of the audit and compensation committees. David Valliere’s resignation was voluntary, and did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 19, 2007, Glenn James Poulos entered into an agreement with the Company whereby he voluntarily resigned as a member of the Board of Directors of the Company, as President of the Company’s wholly owned subsidiary mmwave Technologies Inc. (“mmwave”) and as a Director of mmwave. The agreement between the Company and Glenn Poulos was part of the recent commercial segment restructuring initiatives. Glenn Poulos was an executive director member of the Company’s Board of Directors and had served since August 24, 2006. Glenn Poulos did not serve on any committees of the board. Glenn Poulos’ resignation was voluntary, and did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 19, 2007, Bradley John Poulos entered into an agreement with the Company whereby he resigned as President of the Company and as Chairman of the Board of Directors. With his resignation as an officer of the Company he became an independent non-executive member of the Board of Directors. The agreement between Brad Poulos and the Company was also part of the restructuring initiatives. Brad Poulos’ resignation as an officer and as Chairman of the Board of Directors of Company was voluntary and did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Brad Poulos and Glenn Poulos agreed to return 900,000 and 1,000,000 shares of the Company’s common stock, respectively, issued as a special bonus during the month of August 2006 subject to receiving three year warrants to purchase the same number of shares of the Company’s common stock exercisable at $0.15 per share. At the time of issuance, Brad Poulos directed the Company to issue 100,000 of his 1,000,000 share bonus to Gary Hokkanen, the Company’s Chief Financial Officer. Gary Hokkanen also agreed to return 100,000 shares of the Company’s common stock issued as a special bonus and will receive warrants on the same replacement basis as Brad Poulos and Glenn Poulos.

With these resignations the remaining members of the Board of Directors are; Brian Usher-Jones, Stephen Dulmage, Bradley Poulos, John Simmonds and Carrie Weiler. The remaining officers of the Company are John Simmonds, as Chief Executive Officer, Carrie Weiler as Corporate Secretary and Gary Hokkanen as Chief Financial Officer.

Following the resignation of Brad Poulos as Chairman of the Board of Directors, the remaining members of the Board appointed John Simmonds as Chairman.

Item 8.01: Other Material Events.

On February 15, 2007, the Company’s wholly owned subsidiary mmwave received a Notice of Default letter from the landlord of the 6200 Tomken Road premises. The Notice of Default cited that mmwave was in default under a lease agreement. As part of its restructuring efforts, the Company has been reducing employment costs, consolidating and closing certain operations. These efforts included moving the mmwave operations out of the 6200 Tomken Road premises. Management anticipates negotiating a mutually satisfactory settlement with the landlord.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WIRELESS AGE COMMUNICATIONS, INC.

Dated: February 20, 2007	By:	/s/ Gary N. Hokkanen
Name: Gary N. Hokkanen
Title: Chief Financial Officer